Exhibit 10.26

THIS CONVERTIBLE SECURED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE AFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDERS SATISFACTORY TO THE COMPANY PROVIDING THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

NYIAX, Inc.

CONVERTIBLE NOTE

$______________	___________, 2020

FOR VALUE RECEIVED, NYIAX, Inc. , a Delaware corporation with principal place business at 100 Wall Street, Suite 1401, New York City, NY 10005, (hereinafter called “Borrower” or the “Company”), hereby promises to pay to ____________________ (“Holder”), on order, the sum of ___________ U.S. Dollars (US$__________) in cash, with interest accruing at the annual rate of ten (10.0%) percent with such interest payable in cash or payment in kind (“PICK”), at the option of the Company, with a payment in company common Stock valued at (i) $5.00 per share on the Maturity Date (as hereinafter defined) or (ii) the lesser of five ($5.00) dollars per share or the price determined pursuant to Section 1.4. Company and Holder collectively shall be designated for purposes of this Note as the Parties.

The principal and accrued interest pursuant to this Note shall automatically convert to shares equivalent to those purchased by an equity investor satisfying the terms of the Automatic Conversion addressed in Section 1.4 below. All the shares issuable upon Automatic Conversion will be fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. The Borrower shall at all times have authorized and reserved for issuance of sufficient shares of its stock to provide for the payment of interest in stock at Maturity and upon conversion of this Note including all accrued interest thereof.

The following terms shall apply to this Note:

ARTICLE I

PAYMENT RELATED PROVISIONS

1.1 Payment Grace Period. The Borrower shall have a sixty (60) business day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of eleven (11.0%) percent per annum shall apply to the amounts owed hereunder calculated from the date of the default. In no event shall the rate of interest calculated hereunder exceed the maximum amount allowed by law and automatically shall be reduced to such maximum amount.

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1.2 Interest Payments. Borrower shall pay interest on the outstanding principal amount of this Note on the Maturity Date. The principal amount of this Note plus any accrued and unpaid interest shall be collectively referred to herein as the “Debt.”

1.3 Repayment. This Note, including accrued interest, shall be repaid to the Holder on or before the Maturity Date unless the Automatic Conversion provisions contained herein are satisfied in section 1.4.

1.4 Automatic Conversion. In the event the Company issues and sells units (in a sale or a series of sales) of its Equity Securities on or before the Maturity Date in an equity financing in which cumulative gross proceeds equal or exceed five million dollars ($5,000,000) (“Financing Event”), then the outstanding principal balance of this Note and all accrued and unpaid interest (the “Conversion Amount”), shall be automatically converted into such Equity Securities under the same terms and conditions as those Equity Securities purchased in the Financing Event. In no event shall the Company issue fractional shares, all fractional shares shall be rounded up to the next whole share. The “Conversion Price” of Equity Securities for the Borrower shall mean with respect to an automatic conversion in connection with the Financing Event, a price per share equal to : (i) 80% of the price per share paid by the purchasers of such Equity Securities in such Financing Event; or (ii) If the Company were to complete an Initial Public Offering (“IPO”) as its Financing Event then the Conversion Price of the Note and all accrued interest from the PICK shall convert at a fifteen (15%) discount to the IPO offering price.

1.5 Maturity Date: Unless earlier converted as set forth above, the outstanding principal and all accrued interest under the Notes will become due and payable on the earliest to occur of: (i) October 30, 2021; (ii) a declared acceleration following an event of default, after any applicable grace period, or (iii) a Change in Control (defined below), as applicable, (A “Change in Control” shall mean (i) merger, or consolidation of the Company with ,or acquisition of voting securities by another person or entity which results in any person or entity acquiring majority voting control of the Company, , or (ii) the disposition of all or substantially all of the assets of the Company).

ARTICLE II

EVENTS OF DEFAULT

The occurrence of any of the following events of default (each, an “Event of Default”) shall, at the option of the Holder hereof, make all sums or principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

2.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal or interest hereon when due and such failure continues for ten business days after notice after written notice to the Borrower from a Holder (60)business days.

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2.2 Breach of Covenant. The Borrower breaches any covenant or other term, or condition of this Note and such breach continues in excess of a period of thirty (30) business days after written notice to the Borrower from a Holder.

2.3 Breach of Representations and Warranties. Any representation or warranty of the Borrower made in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect.

2.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of Holders or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

2.5 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of Borrowers shall be instituted by or against the Borrower.

ARTICLE III

REPRESENTATIONS BY HOLDER

Holders represent and warrant to Borrower as follows:

3.1 To the best of its knowledge, Holder has received and examined all public information, of or concerning Borrower which Holder considers necessary to making an informed decision regarding this Note. In addition, Holder has had the opportunity to ask questions of, and receive answers from, the officers and agents of Borrower concerning Borrower and to obtain such information, to the extent such persons possessed the same or could acquire it without unreasonable effort or expense, as Holder deemed necessary to verify the accuracy of the information referred to herein.

3.2 Holder acknowledges and understands that (i) the proceeds of this Note will not be sufficient to provide Borrower with the necessary funds to achieve its current business plan; (ii) the Borrower does not have sufficient cash available to repay this Note; (iii) this Note will not be guaranteed, (iv) Holder bears the economic risk of never being repaid on this Note; and (v) the Borrower may use the proceeds of this Note to satisfy past payables. Holder has such knowledge and experience in financial and business matters that the Holder can evaluate the merits and risks of the Holder’s investment in this Note.

3.3 Holder hereby certifies that Holder is an “Accredited Investor” (as that term is defined by Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) because at least one of the following statements is applicable to Holder:

(a) Holder is an Accredited Investor because the Holder had individual income of more than $200,000 in each of the two prior calendar years and reasonably expects to have individual income in excess of $200,000 during the current calendar year.

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(b) Holder is an Accredited Investor because the Holder and his spouse together had income of more than $300,000 in each of the two prior calendar years and reasonably expect to have joint income in excess of $300,000 during the current calendar year.

(c) Holder is an Accredited Investor because the Holder has an individual net worth, or the Holder and his spouse have a joint net worth of more than $1,000,000. For purposes of this Section 3.3(c), “net worth” means the excess of the Investor’s total assets at fair market value, not including the value of the Investor’s primary residence, over Investor’s total liabilities, not including the amount of indebtedness on the Investor’s primary residence that does not exceed the value of the Investor’s primary residence.

(d) Holder which is an entity is an Accredited Investor because the Holder has total assets in excess of $5,000,000.

3.4 Holder is acquiring this Note for its own account, for investment purposes only, and not with a view to the resale or distribution of all or any part thereof.

3.5 Holder acknowledges that this Note (a) has not been registered under applicable securities laws, (b) will be a “restricted security” as defined in applicable securities laws, (c) has been issued in reliance on the statutory exemptions from registration contemplated by applicable securities laws based (in part) on the accuracy of Holder’s representations contained herein, and (d) will not be transferable without registration under applicable securities laws, unless an exemption from such registration requirements is available.

3.7 Holder has had this Note and any other documents executed in connection herewith reviewed by their own counsel.

ARTICLE IV

MISCELLANEOUS

4.1 Failure or Indulgency Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served and shall be deemed to be delivered upon receipt or if sent by United States mail, three (3) business days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by fax transmission (with the original sent by certified or registered mail or by overnight courier) and shall be deemed to have been delivered on the day telecopied, or by electronic mail or services such as Docusign with acknowledged receipt by the Parties. For the purposes hereof, the addresses and fax numbers of Holder and the Borrower are as set forth on the signature page hereof. Holder and Borrower may change the address, fax number, and email for service by service of written, fax notice, or email notice to the other as herein provided as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

Borrower:

NYIAX, Inc.,

100 Wall Street

Suite 1401

NYC, NY 10005

Attn:   Robert Ainbinder, Interim CEO

Mark Grinbaum, Co-Founder, EVP and Corp. Secretary

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Holder:

Name:

Address

Attn:

4.3 Definition of Note. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note may not be assigned by the Borrower without the written consent of the Holder. This Note shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof costs of collection, including attorneys’ fees.

4.6 Governing Law; Dispute Resolution; Waiver of Jury Trial. This Note shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The Parties irrevocably submit to the jurisdiction of any state or federal court sitting in or for the United States District Court for the Southern District of New York or any New York State court sitting in New York County, New York with respect to any dispute arising out of or relating to the Securities, and each party irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the venue of any dispute arising out of or relating to the Securities or the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute or proceeding. Each party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTER CLAIM BROUGHT OR ASSERTED BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

4.7 No Amendment. This Note shall not be amended without the prior written consent of the Holder.

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name on the ____ day of _________, 2020.

NYIAX, Inc. By:	Holder:
Name:	Name:
Title:	Title:

Address for Notice to Borrower:	Address for Notice to Holder:

Email:	Email:

Date:	Date:

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